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                                  EXHIBIT 10.2


                                    AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT

         THIS AMENDMENT is made as of the 26th day of December, 2003, by and between Frontier Development, LLC., a Nevada limited liability company, whose principal place of business is P.O. Box 9118, Scottsdale, Arizona 85252 ("SELLER"), Edward McCarthy, member of Seller ("MCCARTHY"), Harlan Siefkes, member of Seller ("SIEFKES"), John Jacobson, member of Seller ("JACOBSON"), and Al Noto, member of Seller ("NOTO") (McCarthy, Siefkes Jacobson, and Noto are collectively referred to below as the "SELLING MEMBERS"), Oretech, Inc., a Nevada corporation, whose principal place of business is 309 State Docks Road, Phenix City, Alabama 36869 ("PURCHASER"), Francis C. Hargarten, shareholder and officer of Purchaser (referred to as the "CONTRACT SHAREHOLDERS"), and Oretech Holdings, Inc., a Colorado corporation ("ORETECH HOLDINGS").

                                R E C I T A L S:

         A. The parties hereto, other than Oretech Holdings but also with Stephen D. Cummins, shareholder and CEO of Purchaser, entered into that certain Asset Purchase Agreement, Dated September 2, 2003, and that certain Addendum to the Asset Purchase Agreement, dated September 2, 2003. Said Agreement and Addendum are sometimes collectively referred to hereinafter as the "ORIGINAL AGREEMENT."

         B. The parties hereto desire to amend the Original Agreement on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   T E R M S:

         1. CAPITALIZED TERMS. Capitalized terms used in this Amendment shall have the same meanings given those terms in the Original Agreement.

         2. ORETECH HOLDINGS. Purchaser hereby assigns to Oretech Holdings Purchaser's rights under the Original Agreement, and Oretech Holdings hereby assumes and agrees to timely perform all of Purchaser's obligations under or otherwise relating to the Original Agreement, as well as all of Purchaser's obligations under this Amendment and any other amendments to the Original Agreement (whether executed before or after the execution of this Amendment). Nothing in this Amendment modifies or in any other manner limits Purchaser's obligations under the Original Agreement. Purchaser is a primary obligor under the Original Agreement, as amended hereby, as well as a guarantor of the obligations of Oretech Holdings.

         The faithful and timely performance by the Oretech Holdings under the Original Agreement, including performance of all of Purchaser's obligations under the Original Agreement, including but not limited to payment of the Note (if one is used) and performance under the Agreement For Purchase and Sale of Real Estate described on Exhibit "D" to the Original Agreement, is hereby guaranteed by Purchaser. Purchaser further agrees that any action may be bought and prosecuted by the Seller against Purchaser whether or not any action is brought against Oretech Holdings, and whether or not Orectech Holdings or any other parties are joined in such action. Purchaser specifically agrees to be liable to Seller for the obligations of Oretech Holdings as set out above, even if Seller or any successor-in-interest releases any or all rights of any sort against Oretech Holdings. Purchaser hereby consents to any such release, which

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release shall be without effect on Purchaser's liability for said obligations.
Purchaser waives any right to require Seller to proceed against Oretech Holdings or pursue any other remedy in Seller's power. Purchaser waives any defense arising by reason of any disability or other defense of Oretech Holdings by reason of the cessation from any cause whatsoever (other than performance in full) of the liability of Oretech Holdings under the Note.

         3. NO PROMISSORY NOTE. At the Closing, Purchaser shall pay the entire purchase price in full in cash or cash equivalent. The Note will not be used, and Purchaser will not pay the $15,000.00 additional purchase price described in subparagraph 3(a)(ii) of the Original Agreement.

         4. MODIFICATIONS REGARDING THE SILVER MINE. The Escrow Agent prepared a title report for the Silver Mine, and it appears from that report that there are some title problems with some of the mines which were included in the description of the "Silver Mine," which description appeared on Exhibit "B" to the Original Agreement. The parties have agreed to proceed to close the purchase and sale of the Pittsburg Mine, and also to close on the portion of the Silver Mine where there are no title problems. As a result of the title problems on the Silver Mine, the parties hereby amend the Original Agreement as follows:

                  (a) Seller will sell and Purchaser will buy at the Closing that portion of the Silver Mine for which free and clear title can be transferred by Seller.

                  (b) The purchase price for the Silver Mine as identified in
Section 3 (including subparagraph 3(b)) of the Original Agreement, is hereby reduced by $18,750 cash, 75,000 shares of Common Stock, and 18,750 Warrants. Since the Calhoun Mine was excluded (subject to certain conditions) from the Assets transferred pursuant to the Addendum to Asset Purchase Agreement described above, and the 506 Offering (defined in subparagraph 3(a) of the Original Agreement) has not yet been closed, but the Note will not be used, the parties intend at the Closing that Purchaser will not pay the sum of $15,000.00 as called for in subparagraph 3(a)(ii) of the Original Agreement, but shall issue Seller 500,000 shares of Common Stock and 125,000 Warrants for the Pittsburg Mine, shall issue Seller 675,000 shares of Common Stock and 168,750 Warrants for the Silver Mine, and shall pay Seller cash in the amount of $125,000.00 for the Pittsburg Mine and $168,750.00 for the Silver Mine. The totals are 1,175,000 shares of Common Stock, 293,750 Warrants, and $293,750.00.

                  (c) At the Closing, Seller will assign (on a Quit-Claim basis) to Purchaser whatever rights Seller has to the mines which were originally included on Exhibit "B" to the Original Agreement but were not transferred to Purchaser at the Closing because of title problems. Said mines are referred to as the "Silver Quiet Title Mines."

                  (d) Purchaser shall, at Purchaser's cost, as soon as is practicable after the Closing, commence and diligently prosecute quiet title actions to quiet title to the Silver Quiet Title Mines. If and when Purchaser acquires title, whether through quiet title actions or otherwise, to the Silver Quiet Title Mines, then Purchaser shall pay Seller, within twenty (20) days after Seller so acquires title, the purchase price for each Silver Quiet Title Mine. Said purchase price shall be calculated pro rata (based upon number of mines, not value of mines), and shall be based upon a total for all of the Silver Quiet Title Mines of $18,750.00 cash, 75,000 shares of Common Stock and 18,750 Warrants. For example, if there are at the Closing 14 Silver Quiet Title Mines, and Purchaser after the Closing acquires title to one of said mines, then the purchase price payable by Purchaser to Seller for that one mine shall be the fraction, the numerator of which is 1 and the denominator of which is 14, times $18,750.00 cash, 75,000 shares of Common Stock, and 18,750 Warrants. Therefore, the cash purchase price for said mine would be $1,339.29 cash, 5,357.14 shares of Common Stock, and 1,339.29 Warrants. Purchaser's performance of its obligations set out in this paragraph shall from and after the Closing be secured by a Deed of Trust and Assignment of Rents encumbering the Assets. The Deed of Trust and Assignments of Rent will be drafted using the Escrow Agent's standard form (with however a due-on-sale and due-on-encumbrance clause added if the same is not in the form), if any, and in the absence of such a form, then using a form acceptable to Seller in Seller's discretion.

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         5. TAYLOR/BARNHARD TRANSACTION. In connection with and as part of the
Closing, contingent on the Closing occurring, but automatically effective at the Closing without any other act being required, Purchaser hereby assumes and agrees to timely perform, as and when said performance is due, all of the obligations of Seller under subparagraphs 2a (the "Taylor Note"), 2d ($1,000 per month), and 2e (real estate taxes) of that certain Agreement For Purchase and Sale of Real Estate, dated September 8, 2003, by and between Seller and Albert
J. Barnhard. Notwithstanding the foregoing, the parties agree that at or before the Closing they shall obtain a payment extension of the amounts due under the Taylor Note such that the sum of $1,065.00 shall continue to be due each month, but the $100,000.00 balance shall not be due until March 31, 2004. Purchaser shall continue to pay the $1,065.00 per month. On or before March 31, 2004, Seller shall pay the sum of $37,000.00 against the amounts due under the Taylor Note, and Purchaser shall pay all other amounts due under the Taylor Note.

         Purchaser shall repay Seller the $37,000.00 described in the preceding sentence, with interest at the rate of ten percent (10%) per annum, compounded monthly, in monthly installments of $1,000.00 per month, payable on the first day of each month commencing May 1, 2004, until paid in full. This Agreement shall act as a Promissory Note for the obligations payable under this paragraph, containing the terms appearing in this paragraph. All payments shall be payable and shall be sent to Seller c/o Harlan Siefkes, P.O. Box 9118 Scottsdale, Arizona 85252, or at such other address as the payee may from time to time designate in writing. If any payments are not paid when due, or if Purchaser fails to comply with any other terms of this paragraph, then the payee shall be entitled to declare the entire principal sum and accrued interest to be immediately due and payable without further notice. If any payment is not made within five (5) days after its due date, at the option of the payee, and without prejudice to any right or remedy available to payee, a late charge shall accrue equal to five percent (5%) of the amount due for the purpose of deferring the expense incident to handling such delinquent payments. Such late charge represents the reasonable estimate by the parties of a fair and average compensation for the loss which may be sustained by the payees due to the failure to make timely payments. The right of the payee to impose a late payment charge shall be in addition to any other rights and remedies available to the payee. Purchaser shall reimburse the payee for all costs and expenses, including attorneys' fees and costs, incurred in the enforcement or collection of this debt, or any judgment obtained thereon.

         Purchaser's performance of its obligations set out in the preceding paragraph shall from and after the Closing be secured by a Deed of Trust and Assignment of Rents encumbering the Assets. The Deed of Trust and Assignments of Rent will be drafted using the Escrow Agent's standard form (with however a due-on-sale and due-on-encumbrance clause added if the same is not in the form), if any, and in the absence of such a form, then using a form acceptable to Seller in Seller's discretion.

         6. CLOSING DATE. The date for the Closing, as identified in Section 6 of the Original Agreement, is hereby extended to 10:00 a.m. December 31, 2003.

         7. FRONTIER'S PROCEEDS. Frontier hereby irrevocably instructs Escrow Agent at the Closing to pay directly to Lofy & Kile, P.C., attorneys for Frontier, all proceeds due to Frontier, to be applied first against fees and costs owing by Frontier.

         8. NO CHANGE TO OTHER TERMS. Except as expressly called for in this Amendment, the Original Agreement continues unmodified and in full force and effect.

         9. FACSIMILE SIGNATURES; COUNTERPARTS.This Amendment may be executed by the parties in one or more counterparts, and any number of counterparts signed in the aggregate by the parties shall constitute a single instrument. The parties authorize and agree to accept facsimile signatures in counterparts to this Amendment, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were originals.

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         DATED as of the date first shown above.

SELLER:

                                          Frontier Development, LLC., a Nevada
                                          limited liability Company


                                          By:    /s/ Edward McCarthy
                                             --------------------------------
                                               Edward McCarthy, Member

                                          By:    /s/ Harlan Siefkes
                                             --------------------------------
                                               Harlan Siefkes, Member

                                          By:    /s/ John Jacobson
                                             --------------------------------
                                               John Jacobson, Member

                                          By:     /s/ Al Noto
                                             --------------------------------
                                               Al Noto, Member

PURCHASER:

                                          Oretech, Inc., a Nevada corporation

                                          By:  /s/ Francis C. Hargarten
                                             --------------------------------
                                             Francis C. Hargarten, President

CONTRACT SHAREHOLDERS:                     ( Signature waived by parties )
                                          -----------------------------------
                                          Stephen D. Cummins

                                          /s/ Francis C. Hargarten
                                          -----------------------------------
                                          Francis C. Hargarten

SELLING MEMBERS:
                                          /s/ Edward McCarthy
                                          -----------------------------------
                                          Edward McCarthy

                                          /s/ Harlan Siefkes
                                          -----------------------------------
                                          Harlan Siefkes

                                          /s/ John Jacobson
                                          -----------------------------------
                                          John Jacobson

                                          /s/ Al Noto
                                          -----------------------------------
                                          Al Noto

ORETECH HOLDINGS:
                                          Oretech Holdings, Inc., a Colorado
                                          corporation

                                          By:  /s/ Francis C. Hargarten
                                             --------------------------------
                                             Francis C. Hargarten, President

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